EXHIBIT 23.1
                                                                    ------------


            Consent of Independent Registered Public Accounting Firm

            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on March 29, 2005 of Powerhouse Technologies Group. Inc of our report dated June 13, 2005, relating to the consolidated financial statements and schedules of Powerhouse Technologies Group. Inc appearing in this Annual Report on Form 10-KSB.

            We also consent to the reference to us under the caption "Experts" in the Prospectus.



            /s/ BDO Seidman, LLP

            San Francisco, California

            July 28, 2005